EXHIBIT 99.1

Contact:	Maria L. Bouvette
President & CEO
502-499-4800

PORTER BANCORP, INC. TO PRESENT AT SANDLER O’NEILL & PARTNERS, L.P. WEST COAST FINANCIAL SERVICES CONFERENCE

LOUISVILLE, Ky. (March 2, 2007) - Porter Bancorp, Inc. (NASDAQ:PBIB) announced that Maria L. Bouvette, its President and Chief Executive Officer, will make a presentation at the Sandler O’Neill & Partners, L.P. West Coast Financial Services Conference in San Francisco, California at 2:20 p.m. Pacific time on Tuesday, March 6, 2007.

A webcast of the presentation can be accessed via a link on Porter Bancorp’s website www.pbibank.com under Investor Relations or directly through http://www.sandleroneill.com. The archived webcast will be available for 30 days after the event, beginning March 7, 2007. The presentation will also be available via audio conference (no passcode required) by dialing 1-877-711-4415.

The related presentation materials will be available March 6, 2007 on Porter Bancorp’s website (www.pbibank.com) under Investor Relations.

About Porter Bancorp, Inc.

Porter Bancorp, Inc. is a bank holding company headquartered in Louisville, Kentucky. It is the seventh largest independent banking organization domiciled in the Commonwealth of Kentucky based on total assets. Through our subsidiary PBI Bank, we operate banking offices in Louisville and 12 other Kentucky communities located along central Kentucky’s Interstate 65 corridor, which runs through Louisville and central Kentucky and connects Chicago and Indianapolis to Nashville and Atlanta. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

Forward-Looking Statement

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the “Risk Factors” section of the Company’s Form S-1 Registration Statement (Reg. No. 333-133198) and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

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